Exhibit 10.1

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

THIS TERMINATION AGREEMENT is made the 24th day of January 2025

BETWEEN:

(1)Switch EV Ltd, a company registered in England and Wales, registration no. 12488891, with its registered office at 86-90 Paul Street, London, EC2A 4NE, United Kingdom (“Switch”); and

(2)Nuvve Holding Corporation, a corporation organized under the laws of Delaware, USA, with its principal office at 2488 Historic Decatur Road, Suite 200, San Diego, California, USA (“Nuvve”).

each a “party” and together the “parties”

BACKGROUND:

(A)The parties entered into a License Agreement dated 27 March 2023 (the “License Agreement”) and various ancillary agreements, including the Commercial Side Letter Agreement (the “Side Letter”).

(B)Pursuant to the terms of the License Agreement, the parties entered into a Software Escrow Agreement dated 19 October 2023 with Escrow London Ltd ("Escrow London"), under which Switch would deposit certain materials to be held in escrow with Escrow London (the "Escrow Agreement").

(C)The parties now intend to terminate the Licence Agreement, the Side Letter, and the Escrow Agreement (and any ancillary agreements to those) by mutual agreement, and to release and forever discharge the other party from all claims, liabilities, and obligations under those agreements, in consideration for Switch making a lump-sum payment to Nuvve on the terms detailed in this Agreement.

IT IS AGREED:

1.DEFINITIONS AND INTERPRETATION

1.1In this Agreement the following terms shall have the meaning ascribed to them below:

"Affiliate" means any entity that directly or indirectly controls, is controlled by or is under common control with, another entity;

"Agreement" means this Termination Agreement comprising clauses 1 to 14 and all Schedules thereto;

"[***]" means [***], a company incorporated and registered in England and Wales with company number [***] whose registered office is at [***], [***], [***], United Kingdom, [***];

"[***]" means [***], a company incorporated in Munich, Germany with registration number [***] and offices at [***], [***];

"Escrow Materials" means the Access Credentials, Deposit Materials and Databases (as those terms are defined in the Escrow Agreement) and all other materials held in the escrow account administered by Escrow London pursuant to the terms of the Escrow Agreement;

"Effective Date" means the date on which this Agreement is signed by the last party;

"Intellectual Property Rights" means all intellectual property rights, including patents, supplementary protection certificates, petty patents, utility models, trade marks, database rights, rights in designs, copyrights (including rights in computer software) and topography rights (whether or not any of these rights are registered, and including applications and the right to apply for registration of any such rights) and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world, in each case for their full term, and together with any renewals or extensions;

"Longstop Date" means 31 January 2025;

"Nuvve Agreements" means License Agreement, Side Letter, and all ancillary documentation and amendments;

"Overriding Provision" means clause 2.4 of Template Termination Deed;

“[***] Platform” means the hosted electric vehicle charger management platform with tools, data, insights and applications for use with electric vehicle charging stations and network, developed by [***] and supplied under the name "[***]";

"[***] Software Suite" means

(a)the [***] Platform; and

(b)the embedded operating system for installation on electric vehicle chargers, originally developed by [***] and supplied under the name “[***]”,

"Template Termination Deed" means the template deed of termination and release as set out in Schedule 1 to this Agreement; and

"Transaction Documents" means the agreement between Switch and [***], along with all related agreements, required to formalize and implement the transaction between the parties.

1.2In this Agreement, unless the context otherwise requires:

(a)references to any legislation, statute, or regulation includes any change, consolidation, replacement, re-enactment or extension of the legislation, statute, or regulation;

(b)words in the singular shall include the plural and vice versa;

(c)headings are for convenience only and do not affect the meaning of this Agreement; and

(d)the words 'includes', 'including' and other similar words or phrases shall not be construed as words of limitation; and

(e)a reference to a Clause or Schedule means a Clause or Schedule of this Agreement.

2.TERMINATION OF AGREEMENTS

2.1The Nuvve Agreements are fully and finally terminated by mutual agreement of the parties and cease to have any force or effect from the Effective Date.

2.2The parties shall also execute a termination deed substantially in the form of the Template Termination Deed with Escrow London to fully and finally terminate the Escrow Agreement between Switch, Nuvve, and Escrow London.
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2.3As of the Effective Date, all ongoing obligations, work in progress, and any commitments under the Nuvve Agreements shall be deemed resolved and discharged. Notwithstanding anything to the contrary in the Nuvve Agreements, no provision of such shall survive termination of those agreements.

3.CONDITIONS PRECEDENT

3.1The payment obligations in clause 4 shall be conditional on the following being satisfied (the "Conditions Precedent") before the Longstop Date:

(a)the parties together with Escrow London executing a deed of termination and release in respect of the Escrow Agreement substantially in the form of the Template Termination Deed, or such other form as the parties may expressly agree to, provided that any such alternate form of deed shall include the Overriding Provision or terms that have substantially the same effect as the Overriding Provision; and

(b)Switch executing the Transaction Documents with [***].

4.PAYMENT

4.1Subject to all of the Conditions Precedent being satisfied, Switch shall pay Nuvve the sum of USD 600,000 (six hundred thousand) within twenty four (24) hours of Switch receiving the initial payment of the purchase price from [***] under Transaction Documents, such amounts to be paid to Nuvve's nominated bank account.

4.2Nuvve acknowledges that [***] and Switch have discussed that the Transaction Documents shall include a higher payment price if certain conditions, including the termination of the Nuvve Agreements and Escrow Agreement, are satisfied before the execution date of the Transaction Documents (the "Premium Conditions"). The parties agree that, should [***] confirm in writing that the Premium Conditions have been satisfied, then Switch shall pay to Nuvve a further sum of USD 400,000 (four hundred thousand), such amount to be paid within twenty four (24) hours of Switch receiving the deferred payment from [***] of the higher purchase price amount under the Transaction Documents on the anniversary of the initial payment from [***].

4.3For the avoidance of doubt, Nuvve acknowledges and agrees that it shall have no entitlement to receive the USD 400,000 (four hundred thousand) referred to in clause 4.2, and Switch shall have no liability to pay such amounts, if [***] has not provided written confirmation before the execution date of the Transaction Documents that the Premium Conditions have been satisfied.

5.INTELLECTUAL PROPERTY RIGHTS

5.1All Intellectual Property Rights owned by either party prior to the Effective Date of this Agreement shall remain the sole property of that party. This Agreement does not transfer or assign ownership of any Intellectual Property Rights (including all Intellectual Property Rights to the [***] Software Suite) and does not grant any licence to Intellectual Property Rights.

5.2Nuvve acknowledges and accepts that, from the Effective Date:

(a)it shall have no right or licence to access and use the [***] Software Suite; and

(b)it shall need to procure a new licence agreement with [***] (which may be on such terms as determined by [***]) to continue using the [***], and a new licence agreement with [***] in respect of [***].

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6.WARRANTIES AND UNDERTAKINGS

6.1Each party warrants and represents that it has all necessary, power and authority to enter into, and perform its obligations under this Agreement.

6.2Nuvve warrants and represents that it has not taken any action or provided any notice to trigger the release of any of the Escrow Materials from the escrow account administered by Escrow London pursuant to the terms of the Escrow Agreement.

6.3Nuvve warrants and represents that it has not accessed the Escrow Materials nor has a copy of the Escrow Materials.

6.4Nuvve undertakes:

(a)that it will not take any action to trigger the release of the Escrow Materials on or after the Effective Date of this Agreement; and

(b)that it shall provide to Switch a copy of any correspondence subsequently received from Escrow London (including any notification confirming that the Escrow Materials have been deleted by Escrow London).

7.MUTUAL RELEASE AND WAIVER OF CLAIMS

7.1Upon termination of the License Agreement, Side Letter, and all ancillary documentation and amendments under clause 2 above, each party releases and forever discharges the other from all claims, liabilities, and obligations arising from or related to the License Agreement, Side Letter, and all ancillary documentation and amendments.

7.2Without limiting clause 7.1, Nuvve hereby waives any claim or action it may have against Switch (or any of its subsidiaries and affiliates) and/or [***] (or any connected entity of [***]) in relation to any rights (whether under any applicable law or contract) arising under or in connection with the Nuvve Agreements, including without limitation any claim or action in relation to:

(a)losses incurred by Nuvve as a result of the early termination of the Nuvve Agreements;

(b)recovery by Nuvve of any sums paid to Switch prior to the termination date of the Nuvve Agreements; and

(c)any claim by Nuvve that it owns any Intellectual Property Rights in the [***] Platform.

7.3Nuvve acknowledges and accepts that it shall have no right of claim against [***] (and, to the extent that it does, it hereby agrees to waive any right to bring such claims) under this Agreement or otherwise in relation to the subject matter of this Agreement.

8.CONFIDENTIALITY

8.1The terms of this Agreement shall remain confidential and shall not be disclosed to any third party without prior written consent, except as required by law.

9.FORCE MAJEURE

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9.1Neither party shall be liable for any delay or failure to perform its obligations under this Agreement due to events beyond its reasonable control, including but not limited to acts of God, natural disasters, governmental actions, or strikes.
9.2The affected party shall notify the other party promptly and take reasonable steps to mitigate the effects of the event.

10.DISPUTE RESOLUTION

10.1In the event of a dispute arising out of or in connection with this Agreement, the parties shall first attempt to resolve the dispute through good-faith negotiations.

10.2If the dispute remains unresolved after one (1) month, the parties agree to submit to mediation in accordance with the rules of the Centre for Effective Dispute Resolution (CEDR). If mediation fails, the parties may pursue litigation.

11.COSTS

11.1The parties shall each bear their own legal costs in relation to this Agreement.

12.GOVERNING LAW AND JURISDICTION

12.1This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

12.2The parties agree to submit to the exclusive jurisdiction of the courts of England and Wales.

13.THIRD-PARTY RIGHTS

13.1A person who is not a party to this Agreement shall have no rights to enforce any term of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

14.EXECUTION AND COUNTERPARTS

14.1This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

14.2Electronic signatures shall have the same legal effect as original signatures.
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Execution

This document has been executed as an agreement and takes effect on the Effective Date.

SIGNED for and on behalf of Switch EV Ltd:	SIGNED for and on behalf of Nuvve Holding Corporation
/s/ Marc Mültin Signature Marc Mültin CEO ………………………………………………… Print name 24-01-2025 …………………………………………………… Date (dd/mm/yyyy)	/s/ Gregory Poilasne Signature Gregory Poilasne CEO …………………………………………………… Print name 24-01-2025 …………………………………………………… Date (dd/mm/yyyy)

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Schedule 1 – Form of Deed of Termination for Escrow Agreement

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